China Green Agriculture, Inc. Reports Third Quarter Fiscal Year 2013 Financial Results,
Provides the Fourth Quarter Guidance and Reaffirms Fiscal Year 2013 Guidance

XI'AN, China, May 13, 2013 /PRNewswire-Asia-FirstCall/ —

•	Q3 FY2013 net sales decreased 9.8% to $65.9 million, net income increased 8.4% to $13.4 million with EPS of $0.48, beating previously provided guidance

•	Company Provides the Fourth Quarter Fiscal Year 2013 Guidance: Revenue, Net Income and EPS of at least $57.9 million, $12.5 million and $0.45, respectively

•	Company reaffirms Fiscal Year 2013 Guidance: Revenue, Net Income and EPS of at least $205.2 million, $43.2 million, and $1.57, respectively

•	Management to Host Earnings Conference Call at 8:00 am ET, May 13, 2013

China Green Agriculture, Inc. (NYSE: CGA; "China Green Agriculture" or the "Company"), a company mainly produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its wholly-owned subsidiaries in China, today announced its financial results for the quarter ended March 31, 2013, i.e., the third quarter of fiscal year 2013.

Financial Summary

Third Quarter FY 2013 Results (USD)

(Three months ended March 31, 2013)

	Q3 FY2013	Q3 FY2012	CHANGE (%)
Net Sales	$65.9 million	$60.0 million	9.8%
Gross Profit	$21.7 million	$22.5 million	-3.2%
Net Income	$13.4 million	$12.4 million	+8.4%
Basic EPS	$0.48	$0.46	+4.6%
Diluted EPS	$0.48	$0.46	+4.6%
Basic Weighted Average Shares Outstanding	27.9 million	27.0 million	+3.6%
Fully Diluted Weighted Average Shares Outstanding	27.9 million	27.0 million	+3.6%

First nine months FY 2013 Results (USD)
(Nine months ended March 31, 2013)

	Nine Months	Nine Months	CHANGE (%)
	FY2013	FY2012
Net Sales	$147.1 million	$160.2 million	-8.2%
Gross Profit	$54.9 million	$57.8 million	-5%
Net Income	$30.5 million	$30.8 million	-1.1%
Basic EPS	$1.10	$1.15	-3.8%
Diluted EPS	$1.10	$1.15	-3.8%
Basic Weighted Average Shares Outstanding	27.7 million	27.0 million	+2.8%
Fully Diluted Weighted Average Shares Outstanding	27.7 million	27.0 million	+2.8%

"We are very pleased with our outstanding performance of business, generating $13.4 million net income in the third quarter ended March 31, 2013," said Mr. Li Tao, Chairman and Chief Executive Officer of China Green Agriculture." Looking ahead to the Fourth fiscal quarter of 2013, we expect net sales of $57.9 to $72.9 million, net income of $12.5 to $14.5 million, and EPS of $0.45 to $0.52 based on 27.7 million fully diluted weighted average shares outstanding for the fourth quarter ended June 30, 2013. With our track-record history in our fertilizer business, we are confident in achieving our target for the fourth quarter fiscal year 2013 and actively working on our 10-year growth plan released last year. We believe our growth plan will well serve the interests of our shareholders."

Unless the context indicates otherwise, as used in the following discussion, “Company”, “we,” “us,” and “our,” refer to (i) China Green Agriculture, Inc. (“Green Nevada”), a corporation incorporated in the State of Nevada; (ii) Green Agriculture Holding Corporation (“Green New Jersey”), a wholly-owned subsidiary of Green Nevada incorporated in the State of New Jersey; (iii) Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. (“Jinong”), a wholly-owned subsidiary of Green New Jersey organized under the laws of the PRC; (iv) Xi’an Jintai Agriculture Technology Development Company (“Jintai”), wholly-owned subsidiary of Jinong in the PRC, (v) Xi’an Hu County Yuxing Agriculture Technology Development Co., Ltd. (“Yuxing”), a wholly-owned subsidiary of Jinong in the PRC; (vi) Beijing Gufeng Chemical Products Co., Ltd., a wholly-owned subsidiary of Jinong in the PRC (“Gufeng”), and (vii) Beijing Tianjuyuan Fertilizer Co., Ltd., Gufeng’s wholly-owned subsidiary in the PRC (“Tianjuyuan”).

Third Quarter of FY2013 Results of Operations

Total net sales for the three months ended March 31, 2013 were $65,872,533, an increase of $5,856,189, or 9.8%, from $60,016,344 for the three months ended March 31, 2012. This increase was largely due to the increase in Jinong’s net sales.

For the three months ended March 31, 2013, Jinong’s net sales increased $4,740,261, or 21.2%, to $27,051,929 from $22,311,668 for the three months ended March 31, 2012. This increase was mainly attributable to the greater sales of humic acid fertilizer products including our liquid and powder fertilizers during this period as a result of our increased distributors and the aggressive marketing strategy.

For the three months ended March 31, 2013, net sales at Gufeng were $37,690,762, an increase of $3,595,330, or 10.5%, from $34,095,432 for the three months ended March 31, 2012. The fiscal quarter ended March 31, 2013 fell in the “export window” in which no special tariff tax applied, however, due to the lower demand on Nitrogen-Phosphorous elemented compound fertilizer by importing countries which is arising from the backlog of their imported compound fertilizers in previous quarters, which also led to lower-than-before profit margin over the export contracts, Gufeng had no export contract in the quarter ended March 31, 2013. Despite of that, Gufeng has been expanding and penetrating the domestic market particularly since the fiscal quarter ended March 31, 2012, during which period no revenue was generated from fertilizer exportation either due to sustained special tariff tax levied by China authority or due to continuously weak demand by importing countries. Net sales at Gufeng for the three months ended March 31, 2013 was $37,690,762, an increase of $3,595,330, or 10.5%, from $34,095,432 for the same period in 2012.

Jintai’s net sale was zero for the three months ended March 31, 2013 as compared to $2,466,393 for the same period in 2012. This was attributable to Jintai’s relocation, which commenced on March 1, 2012 and is still ongoing. Therefore, Jintai did not generate any sales revenue since March 1, 2012.

For the three months ended March 31, 2013, Yuxing’s net sales were $1,129,842, a decrease of $13,009, from $1,142,851 during the three months ended March 31, 2012.

Total cost of goods sold for the three months ended March 31, 2013 was $44,126,828, an increase of $6,585,823, or 17.5%, from $37,541,005 for the three months ended March 31, 2012. This increase was proportional to the increase in sales, which was mainly due to Gufeng’s increased numbers of distributors in the three months ended March 31, 2013.

Cost of goods sold by Jinong for the three months ended March 31, 2013 was $12,502,786, an increase of $3,881,408, or 45.0%, from $8,621,378 for the same period in 2012. The increase was primarily attributable to the increase in the cost of raw materials and the increases in sales of fertilizer products.

Cost of goods sold by Gufeng for the three months ended March 31, 2013 was $30,844,656, an increase of $5,175,642, or 20.2%, from $25,669,014 for the same period in 2012. The increase was proportional to Gufeng’s sales for the three months ended March 31, 2013.

Cost of goods sold by Jintai for the three months ended March 31, 2013 was zero, comparing to $2,270,002 for the same period during fiscal year 2012, because Jintai’s had no operation as a result of ongoing relocation.

For three months ended March 31, 2013, cost of goods sold by Yuxing was $779,386, a decrease of $201,225, or 20.5%, from $980,611 for the three months ended March 31, 2012. The decrease was due to the corresponding lower cost in the raw material for the three months ended March 31, 2013.

Total gross profit for the three months ended March 31, 2013 decreased by $729,634, or 3.2%, to $21,745,705, as compared to $22,475,339 for the three months ended March 31, 2012. Gross profit margin was approximately 33.0% and 37.4% for the three months ended March 31, 2013 and 2012, respectively.

Our selling expenses consisted primarily of salaries of sales personnel, advertising and promotion expenses, freight-out costs and related compensation. Selling expenses were $3,872,492, or 5.9%, of net sales for the three months ended March 31, 2013, as compared to $3,633,223, or 6.1% of net sales for the three months ended March 31, 2012, an increase of $239,2693, or 6.6%. The selling expenses of Gufeng were $503.932, or 1.3% of Gufeng’s net sales for the three months ended March 31, 2013, as compared to $1,448,908, or 4.2% of Gufeng’s net sales for the three months ended March 31, 2012. Most of this decrease was due to Gufeng’s adjustments in marketing efforts. The selling expenses of Jinong for the three months ended March 31, 2013 were $3,353,575, or 12.4% of Jinong’s net sales, as compared to selling expenses of $2,166,679, or 9.7% of Jinong’s net sales in fiscal year 2012. Most of this increase was due to Jinong’s expanded marketing efforts and the increase in shipping costs.

General and administrative expenses consisted primarily of related salaries, rental expenses, business development, depreciation and travel expenses incurred by our general and administrative departments and legal and professional expenses including expenses incurred and accrued for certain litigations. General and administrative expenses were $1,348,802, or 2.0% of net sales, for the three months ended March 31, 2013, as compared to $2,980,108, or 4.97%, of net sales for the three months ended March 31 2012, a decrease of $1,631,306, or 54.7%. This decrease was primarily a result of the decrease of legal fees incurred in connection with certain litigations.

Total other income (expense) consisted of income from subsidies received from the PRC government, interest income, interest expenses and bank charges. Total other income for the three months ended March 31, 2013 was $17,768; as compared to total other expense of $521,093 for the three months ended March 31, 2012, a decrease in expense of $538,861. The decrease was mainly attributable to the $268,455 interest expense from Gufeng’s outstanding short-term loans, which was $285,870 less than that of the corresponding period in 2012.

Net income for the three months ended March 31, 2013 was $13,410,659, an increase of $1,036,298, or 8.4%, compared to $12,374,361 for the three months ended March 31, 2012. The increase was attributable to the decrease in General and Administrative Expenses, along with the increased net sales. Net income as a percentage of total net sales was approximately 20.4% and 20.6 % for the three months ended March 31, 2013 and 2012, respectively.

The Nine Months of FY2013 Results of Operations

Total net sales for the nine months ended March 31, 2013 were $147,116,265, a decrease of $13,096,670, or 8.2%, from $160,212,935 for the nine months ended March 31, 2012. This decrease was largely due to the decrease in Gufeng’s net sales.

For the nine months ended March 31, 2013, Jinong’s net sales increased $14,314,681, or 22.5%, to $77,857,756 from $63,543,075 for the nine months ended March 31, 2012. This increase was mainly attributable to the greater sales of humic acid fertilizer products including our liquid and powder fertilizers during this period as a result of our increased distributors and the aggressive marketing strategy.

For the nine months ended March 31, 2013, net sales at Gufeng were $66,612,586, a decrease of $23,054,375, or 25.7%, from $89,666,961 for the nine months ended March 31, 2012. The fiscal quarter ended March 31, 2013 fell in the “export window” in which no special tariff tax applied, however, due to the lower demand on Nitrogen-Phosphorous elemented compound fertilizer by importing countries which is arising from the backlog of their imported compound fertilizers in previous quarters, which also led to lower-than-before profit margin over the export contracts, Gufeng had no export contract in the quarter ended March 31, 2013. Despite of that, Gufeng has been expanding and penetrating the domestic market particularly since the fiscal quarter ended March 31, 2012, during which period no revenue was generated from fertilizer exportation either due to sustained special tariff tax levied by China authority or due to continuously weak demand by importing countries. Net sales at Gufeng for the nine months ended March 31, 2013 was $66,612,586, a decrease of $23,054,375, or 25.7%, from $89,666,961 for the same period in 2012.

Jintai’s net sales was zero for the nine months ended March 31, 2013 as compared to $5,780,969 for the same period in 2012 due to Jintai’s relocation, which commenced on March 1, 2012 and is still ongoing. Therefore, Jintai did not generate any sales revenue since March 1, 2012.

For the nine months ended March 31, 2013, Yuxing’s net sales were $2,645,923, an increase of $1,423,993, from $1,221,930 during the nine months ended March 31, 2012. The increase was mainly attributable both to the development in sales of Yuxing’s top-grade flowers and the proxy sales of certain inventory from Jintai.

Total cost of goods sold for the nine months ended March 31, 2013 was $92,243,654, a decrease of $10,195,725, or 10%, from $102,439,379 for the nine months ended March 31, 2012. This decrease was proportional to the decrease in sales.

Cost of goods sold by Jinong for the nine months ended March 31, 2013 was $35,994,694, an increase of $11,703,709, or 48.2%, from $24,290,985 for the same period in 2012. The increase was primarily attributable to the increase in the cost of raw materials and the increase in sales of fertilizer products.

Cost of goods sold by Gufeng for the nine months ended March 31, 2013 was $54,339,165, a decrease of $17,291,912, or 24.1%, from $71,631,077 for the same period in 2012. The decrease was proportional to Gufeng’s sales for the nine months ended March 31, 2013.

Cost of goods sold by Jintai for the nine months ended March 31, 2013 was zero, comparing to $5,276,896 for fiscal year 2012, because Jintai’s had no operation as a result of ongoing relocation.

For nine months ended March 31, 2013, cost of goods sold by Yuxing was $1,909,795, an increase of $669,374, or 54%, from $1,240,421 for the nine months ended March 31, 2012. The increase was proportional to the increase in Yuxing’s sales for the nine months ended March 31, 2013.

Net income for the nine months ended March 31, 2013 was $ 30,513,387, a decrease of $336,488, or 1.1%, compared to $ 30,849,875 for the nine months ended March 31, 2012. The decrease was attributable to the decrease in gross profit, primarily Gufeng’s gross profit. Net income as a percentage of total net sales was approximately 20.7% and 19.3 % for the nine months ended March 31, 2013 and 2012, respectively.

Financial Condition

As of March 31, 2013, cash and cash equivalents were $77.7million, an increase of $9.9 million, or 14.6%, from $67.8 million as of September 30, 2012. Net cash provided by operating activities was $17.3 million for the nine months ended March 31, 2013, an increase of $17.8 million, or 3400.0% from negative $0.5 million which was used in operating activities for the same period in 2012. The increase was mainly attributable to the increased collections of account receivables comparing to the same period in 2012.

The Fourth Quarter and Fiscal Year 2013 Guidance:

For the fourth quarter ended June 30, 2013, management expects net sales of $57.9 to $72.9 million, net income of $12.5 to $14.5 million, and EPS of $0.45 to $0.52 based on 27.7 million fully diluted weighted average shares outstanding. For the fiscal year ended June 30, 2013, management expects net sales of $205.2 million to $220.7 million, net income of $43.0 million to $45.0 million, and an EPS of $1.55 to $1.62 based on 27.7 million weighted average shares.

Conference Call

The Company will hold a conference call at 8:00 a.m. ET on Monday, May 13, 2013. Any interested participants are welcome to join in the call by following the dial-in details as set out below. When prompted by the operator, please indicate "China Green Agriculture's Third Quarter Fiscal Year 2013 Financial Results" to join the call.

Event:	CGA Third Quarter Fiscal Year 2012 Conference Call
Date:	May 13, 2013
Time:	8:00 a.m. ET
US Dial In:	1- 877-407-8033
Int'l Dial In:	1- 201-689-8033
Conference ID#:	414420

The call is being webcast by Vcall and can be accessed at China Green Agriculture's website at http://www.ir-site.com/cgagri/events.asp. Investors can also access the webcast at http://www.InvestorCalendar.com.

A playback will be available through 11:59 PM ET on May 27, 2013.

To listen, please call 1- 877-660-6853 within the United States or 1- 201-612-7415 when calling internationally. Replay Passcodes (both required for playback): Account #: 286; Conference ID #: 414420.

About China Green Agriculture, Inc.

The Company mainly produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its wholly-owned subsidiaries, i.e.:  Jinong, Gufeng and Xi'an Hu County Yuxing Agriculture Technology Development Co., Ltd. ("Yuxing"). Jinong produced and sold 132 different kinds of fertilizer products as of March 31, 2013, all of which are certified by the PRC government as Green Food Production Materials, as stated by the China Green Food Development Center. Jinong currently markets its fertilizer products to private wholesalers and retailers of agricultural farm products in 27 provinces, four autonomous regions, and three central-government-controlled municipalities in the PRC. Jinong had 797 distributors in China as of March 31, 2013. Gufeng, and its wholly-owned subsidiary, Beijing Tianjuyuan Fertilizer Co., Ltd., are Beijing-based producers of compound fertilizer, blended fertilizer, organic compound fertilizer, and mixed organic-inorganic compound fertilizer. As of March 31, 2013, Gufeng produced and sold 317 different kinds of fertilizer products, and had 198 distributors in China. For more information, visit http://www.cgagri.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's business, products and financial results. The Company's actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic, business and environment conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, the execution of its ten-year growth plan, a satisfactory conclusion of the pending securities class action litigation and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this Safe Harbor Statement and the risk factors detailed in the Company's reports filed with the SEC. China Green Agriculture undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by applicable law or regulations.

For more information, please contact:

China Green Agriculture, Inc.
Mr Wang Fang (English and Chinese)
Tel: +86-18392115515
Email: wangfang@cgagri.com